                                                           EXHIBIT 28(D)(15)(B)

                                 AMENDMENT TO
                            SUB-ADVISORY AGREEMENT

   THIS AMENDMENT TO SUB-ADVISORY AGREEMENT, dated as of October 1, 2010 (the "Amendment"), is between Lincoln Investment Advisors Corporation, a Tennessee corporation ("LIAC") and SSgA Funds Management, Inc., a Massachusetts corporation ("SSgA").

                                   RECITALS

   1. LIAC currently serves as investment adviser to the Lincoln Variable Insurance Products Trust (the "Trust");

   2. LIAC has contracted with SSgA to serve as sub-adviser to the LVIP SSgA International Index Fund, the LVIP SSgA Developed International 150 Fund, and the LVIP SSgA Small-Mid Cap 200 Fund (the "Funds") pursuant to a Sub-Advisory Agreement dated April 30, 2008 (the "Agreement");

   3. SSgA and LIAC have agreed to reduce the sub-advisory fee on the Funds and desire to amend the fee schedule (Schedule A) to the Agreement.

                                REPRESENTATIONS

   1. SSgA represents that it will not reduce the quality or quantity of its services to the Funds under the Agreement as a result of the reduced fee schedule contained in this Amendment, however SSgA makes no representation or warranty, express or implied, that any level of performance or investment results will be achieved by the Funds or that the Funds will perform comparably with any standard or index, including other clients of SSgA.

   2. LIAC represents and warrants that: (i) it will not reduce the quality or quantity of its services to the Funds under the Agreement as a result of the reduced fee schedule contained in this Amendment; and (ii) approval of this revised fee schedule has been obtained from the Trust's Board of Trustees at an in-person meeting held September 13, 2010.

                                   AMENDMENT

   Now therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

   1. The Recitals are incorporated herein and made a part hereof.

   2. The Representations made herein are incorporated and made a part hereof.

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   3. Schedule A shall be deleted and replaced with the attached amended
Schedule A effective October 1, 2010, to reflect a reduction in the sub-advisory fee for the Funds paid by LIAC to SSgA.

   4. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

   5. This Amendment may be executed in two or more counterparts which together shall constitute one instrument.

   IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the day and year first written above.

     LINCOLN INVESTMENT ADVISORS CORPORATION  SSGA FUNDS MANAGEMENT, INC.

     By: /s/ Kevin J. Adamson                 By: /s/ James Ross
     Name: Kevin J. Adamson                   Name: James Ross
     Title: Second Vice President             Title: President

     ACCEPTED AND AGREED TO AS OF THE DAY
     AND YEAR FIRST ABOVE WRITTEN:

     LINCOLN VARIABLE INSURANCE
     PRODUCTS TRUST, ON BEHALF OF THE
     FUNDS

     By: /s/ Daniel R. Hayes
     Name:   Daniel R. Hayes
     Title:  President

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                                  SCHEDULE A
                                 Fee Schedule

Pursuant to Section 3 of the attached Sub-Advisory Agreement between Lincoln Investment Advisors Corporation (the "Adviser") and SSgA Funds Management, Inc. (the "Sub-Adviser") with respect to multiple Funds of the Lincoln Variable Insurance Products Trust (the "Trust"), the Adviser shall pay the Sub-Adviser a fee each month based on the average daily net assets of the Fund during the month. The Adviser shall pay to the Sub-Adviser compensation at an annual rate as follows:

                                             ANNUAL FEE AS A PERCENTAGE OF AVERAGE
               NAME OF FUND                            DAILY NET ASSETS
-------------------------------------------- -------------------------------------

LVIP SSgA Large Cap 100 Fund*                    0.18% of first $50 million
                                                 0.10% of next $50 million
                                                 0.05% of next $400 million
                                                 0.02% over $500 million

LVIP SSgA Small-Mid Cap 200 Fund*                0.18% first $50 million
                                                 0.05% next $450 million
                                                 0.02% excess $500 million

LVIP SSgA Developed International 150 Fund*      0.18% first $50 million
                                                 0.06% next $450 million
                                                 0.04% excess $500 million

LVIP SSgA Emerging Markets 100 Fund*             0.18% of first $50 million
                                                 0.10% of next $50 million
                                                 0.06% of next $400 million
                                                 0.05% over $500 million

LVIP SSgA International Index Fund**             0.10% first $50 million
                                                 0.06% next $450 million
                                                 0.04% excess $500 million

LVIP SSgA Bond Index Fund**                      0.06% of first $100 million
                                                 0.03% of next $400 million
                                                 0.02% over $500 million

LVIP SSgA Small-Cap Index Fund**                 0.030% of first $500 million
                                                 0.020% over $500 million

LVIP SSgA S & P 500 Index Fund**                 0.015% of first $1 billion
                                                 0.010% over $1 billion

*  Subject to a minimum annual fee of $50,000
** Subject to a minimum annual fee of $100,000